Li3 Energy, Inc.
Avenida Pardo y Aliaga 699 – Of. 802
San Isidro, Lima 27
Peru
November 24, 2010

LW Securities, Ltd.
Avenida Angamos Oeste 1675
Mirafores, Lima 18
Peru

Re:           Introduction Compensation from Private Placement Offering

To whom it may concern:

Reference is made to the arrangement between Li3 Energy, Inc. (“us” or “we”), LW Securities, Ltd. (“you”), and other placement agents (collectively, the “Placement Agents”) with respect to our recent private placement offering (the “Offering”) of a minimum of 4,000,000 Units and a maximum of 20,000,000 Units of our securities at a price of $0.25 per Unit, with each “Unit” consisting of (i) one share of our common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase one share of our common stock, exercisable from issuance until five years after the final closing of the Offering, at an exercise price of $0.50 per whole share.

In connection with the Offering, each Placement Agent and we agreed that the Placement Agents would be entitled to cash fees of seven percent (7%) of the purchase price of each Unit sold in the Offering to investors introduced to us by such Placement Agent (the “Introduced Investors”), and five-year warrants (the “Agent Warrants”) exercisable at $0.25 per share to purchase a number of shares of Common Stock equal to seven percent (7%) of the shares of Common Stock included in the Units sold in the Offering to the Introduced Investors (any such fees and Agent Warrants, “Introduction Compensation”).

The Offering concluded on September 30, 2010, and the final closing thereof was held on September 13, 2010.  We sold an aggregate of 6,160,000 Units in the Offering, and 6,000,000 of such Units were sold to Introduced Investors, for an aggregate purchase price of $1,500,000 paid by the Introduced Investors.  This letter shall serve to memorialize the agreement between you and us with respect to Introduction Compensation payable in connection with the Offering.

1.           You represent that you are the Placement Agent that introduced each of the Introduced Investors to us and that, accordingly, you are entitled to aggregate Introduction Compensation in connection with the Offering of $105,000 cash and Agent Warrants to purchase an aggregate of 420,000 shares of our common stock.

2.           Notwithstanding the foregoing, and in order to further our cash conservation objectives by eliminating the cash component of your compensation for services to us as a Placement Agent in connection with the Offering, you and we agree that we shall provide you with the following in lieu of the Introduction Compensation earned by you as set forth in Paragraph 1, above:

(a)           1,000,000 restricted shares of our common stock (the “Compensation Shares”); and

(b)           Agent Warrants to purchase an aggregate of 420,000 shares of our common stock (the “Compensation Warrants” and, together with the Compensation Shares, the “Securities”).

3.           You further represent and warrant to us as follows:

(a)           You are an “accredited investor” within the meaning of Regulation D of the Securities Act and you have such knowledge and experience in financial, tax, and business matters so as to utilize information made available to you in order to evaluate the merits and risks of an investment decision with respect thereto.

(b)           You have no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Securities or any part thereof, and you have no present plans to enter into any such contract, undertaking, agreement or arrangement.

(c)           You will not attempt to dispose of any Securities or any interest therein, except in compliance with the Securities Act; you understand that we may require an opinion of counsel, satisfactory in form and substance to the foregoing effect before permitting a transfer.

(d)           You understand that there is no assurance that there will be a public market for any of the Securities and that you recognize, in light of these considerations and those set forth above, that it may not be possible for you to liquidate such Securities readily, or at all, and that you may not be able to dispose of them for a lengthy period of time, if at all.

(e)           You acknowledge and understand that the certificate(s) representing the Securities to be issued to you may bear the following, or similar, legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(f)           You acknowledge and agree that we were , at one time, a “shell company” as defined in Rule 12b-2 under the Exchange Act.  Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company (and that, in our case, such Form 10 Information was filed on May 14, 2010), and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the Securities set forth above cannot be removed except in connection with an actual sale meeting the foregoing requirements.

[Signature page follows immediately]

Please sign and return a copy of this letter to us at your earliest convenience to confirm that the foregoing accurately reflects your agreement with us.

Very truly yours,

Li3 ENERGY, INC.

By:	/s/ Luis Saenz
Name: Luis Saenz
Title: CEO

Accepted and agreed to:

LW SECURITIES, LTD.

By:	/s/ Roberto Zalles
Name: Roberto Zalles
Title: Managing Director